      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1998

                                                      REGISTRATION NO. 333-52503


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                          THE SECURITIES ACT OF 1933 *


                              BANC ONE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Ohio                                     31-0738296
-------------------------------------   ----------------------------------------
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)


100 East Broad Street, Columbus, Ohio                      43271
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)

                First Commerce Corporation 1985 Stock Option Plan
    First Commerce Corporation Amended and Restated 1992 Stock Incentive Plan
                First Commerce Corporation 1997 Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plans)

                               Steven Alan Bennett
                    Senior Vice President and General Counsel
                              BANC ONE CORPORATION
                               Department OH1-0158
                100 East Broad Street, Columbus, Ohio 43271-0158
--------------------------------------------------------------------------------
                    (Name and address of agent for service)


                                  614/248-7590
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                 With Copies to:
                             Kenneth L. Wagner, Esq.
                              BANC ONE CORPORATION
                               Department OH1-0158
                              100 East Broad Street
                            Columbus, Ohio 43271-0158
                                  614-248-5304

                         Calculation of Registration Fee

=======================================================================================
                                      Proposed           Proposed
                                      maximum            maximum
Title of            Amount            offering           aggregate         Amount of
securities to       to be             price              offering          registration
be registered       registered(1)     per share          price             fee
---------------------------------------------------------------------------------------

Common Stock        1,638,500         (2)                (2)               (2)
=======================================================================================


(1) Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Not applicable. All filing fees payable in connection with the registration of the issuance of these securities were paid in connection with the filing of the Registrant's Form S-4 Registration Statement (333-52503) on May 13, 1998.

* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described in Part II under "Introductory Statement."



                         ------------------------------


Exhibit Index on page II-7.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                             INTRODUCTORY STATEMENT

      BANC ONE CORPORATION (the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-52503) (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 ("Amendment No. 1") with respect to up to 1,638,500 shares of the Registrant's common stock, no par value
($5 stated value) per share ("Common Stock") issuable in connection with the First Commerce Corporation 1985 Stock Option Plan, First Commerce Corporation Amended and Restated 1992 Stock Incentive Plan and First Commerce Corporation 1997 Stock Option Plan (collectively, the "Plans"). All such shares of Common Stock were previously included in the Form S-4.

      Pursuant to an Agreement and Plan of Merger dated as of October 20, 1997 (the "Plan") between First Commerce Corporation ("FCC"), the Registrant, and Delta Acquisition Corporation, a wholly owned subsidiary of the Registrant ("Delta"), FCC merged (the "Merger") with Delta on June 12, 1998 (the "Effective Time") at which time the separate corporate existence of Delta ceased. At the Effective Time, each outstanding and unexercised option (a "FCC Option") to purchase shares of FCC common stock ("FCC Common Stock") is deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such FCC Option immediately prior to the Effective Time, the number of shares of Common Stock equal to the product, rounded to the nearest whole share, of the number of shares of FCC Common Stock subject to such FCC Option and 1.408, at a price per share equal to the exercise price per share of FCC Common Stock otherwise purchasable pursuant to such FCC Option divided by 1.408, rounded to the nearest one-hundredth of a cent.


ITEM 3.       Incorporation of Documents by Reference.
              ----------------------------------------

      The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

      1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

      2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

      3. The Registrant's Current Reports on Form 8-K dated January 20, 1998 (filed January 26, 1998), April 10, 1998 (filed April 14, 1998)(as amended by Form 8-K/A filed April 21, 1998 and Form 8-K/A filed May 19, 1998) and April 21, 1998 (filed April 22, 1998).

      4. The description of the Common Stock contained in the Registrant's Registration Statement filed pursuant to Section 12 of the Exchange Act on Form 8-B on May 1, 1989, including any amendment or report filed for the purpose of updating such description.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.       Description of Securities.
              -------------------------

              Not Applicable.


ITEM 5.       Interests of Named Experts and Counsel.
              --------------------------------------

      The validity of the Common Stock to be issued pursuant to the Plans has been passed upon by Steven Alan Bennett, Senior Vice President and General Counsel of the Registrant. Mr. Bennett owns a number of shares of Common Stock and holds options to purchase additional shares of Common Stock.


ITEM 6.       Indemnification of Directors and Officers.
              -----------------------------------------

              Section 1701.13(E) of the Ohio General Corporation Law sets forth provisions which define the extent to which a corporation may indemnify directors, officers and employees. Those provisions have been adopted by the Registrant in Article V of the Registrant's Code of Regulations. Article V provides for the indemnification or the purchase of insurance for the benefit of the directors, officers, employees and agents of the Registrant in the event such persons are subject to legal action as a result of actions in their capacities as directors, officers, employees or agents of the Registrant. The Registrant has entered into indemnification agreements with its directors and executive officers that provide for indemnification unless the indemnitee's conduct is finally adjudged by a court to be knowingly fraudulent, deliberately dishonest or willful misconduct. The Registrant may indemnify other officers, employees or agents provided such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Registrant or, with respect to criminal actions, had no reason to believe was unlawful.

ITEM 7.       Exemption from Registration Claimed.
              -----------------------------------

              Not Applicable.


ITEM 8.       Exhibits.
              --------

              See the Exhibit Index attached hereto.


ITEM 9.       Undertakings.
              ------------

      A.      The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof)
                              which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                     provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
              1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on June 12, 1998.

                                         BANC ONE CORPORATION


                                         By:    /s/ Steven Alan Bennett
                                               -----------------------------
                                               Steven Alan Bennett
                                               Senior Vice President
                                               and General Counsel


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                                       Title                             Date
           ---------                                       -----                        -------------


 /s/ John B. McCoy*                               Chairman of the Board                 June 12, 1998
-------------------------------                   (Principal Executive
John B. McCoy                                     Officer & Director)


 /s/ Richard J. Lehmann*                          President and Director                June 12, 1998
------------------------------
Richard J. Lehmann


 /s/ Michael J. McMennamin*                       Executive Vice President              June 12, 1998
------------------------------                    (Principal Financial
Michael J. McMennamin                             Officer)


 /s/ William C. Leiter*                           Controller (Principal                 June 12, 1998
-------------------------------                   Accounting Officer)
William C. Leiter


 /s/ Bennett Dorrance*                            Director                              June 12, 1998
------------------------------
Bennett Dorrance


 /s/ Charles E. Exley, Jr.*                       Director                              June 12, 1998
-------------------------------
Charles E. Exley, Jr.

           Signature                                       Title                             Date
           ---------                                       -----                        -------------


 /s/ John R. Hall*                                Director                              June 12, 1998
-------------------------------
John R. Hall


 /s/ Laban P. Jackson, Jr.*                       Director                              June 12, 1998
-------------------------------
Laban P. Jackson, Jr.


                                                  Director                              June 12, 1998

-------------------------------
John W. Kessler


 /s/ John G. McCoy*                               Director                              June 12, 1998
-------------------------------
John G. McCoy


 /s/ Thekla R. Shackelford*                       Director                              June 12, 1998
-------------------------------
Thekla R. Shackelford


 /s/ Alex Shumate*                                Director                              June 12, 1998
-------------------------------
Alex Shumate


 /s/ Frederick P. Stratton, Jr.*                  Director                              June 12, 1998
-------------------------------
Frederick P. Stratton, Jr.


                                                  Director                              June 12, 1998
-------------------------------
John C. Tolleson


 /s/ Robert D. Walter*                            Director                              June 12, 1998
-------------------------------
Robert D. Walter



*By:   /s/ Steven Alan Bennett
     ---------------------------
      Attorney-in-fact

                                  EXHIBIT INDEX
                         FORM S-8 REGISTRATION STATEMENT



Exhibit No.                        Description of Exhibit                       Sequential Page
--------------        -------------------------------------------------------   ----------------
                                                                                      No.
                                                                                      ---

    4                 Amended Articles of Incorporation of the Registrant
                      (incorporated by reference from Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated June 27,
                      1997).


    5                 Opinion of Steven Alan Bennett, Esq.,
                      Senior Vice President and General Counsel of the Registrant, regarding the legality of the securities being offered, including consent.*


   23.1               Consent of Steven Alan Bennett, Esq.,
                      Senior Vice President and General Counsel of the Registrant (included in Exhibit 5).*


   23.2               Consent of Coopers & Lybrand L.L.P.


   24                 Powers of Attorney (included elsewhere in Part II of this
                      Registration Statement).*


*  Previously filed.